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                                                                    EXHIBIT 23.2

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        KPMG LLP
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The Board of Directors
Campbell Resources Inc.



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the inclusion in the Annual Report on Form 20-F of Campbell Resources Inc. (the "Corporation") for the year ended December 31, 2001 of our report dated April 3, 2001, relating to the Consolidated Financial Statements of the Corporation as at and for the two years ended December 31, 2000, prior to restatements described in Note 2 to the Consolidated Financial Statements for the year ended December 31, 2001, which appears under Item 17 of the aforementioned Annual Report on Form 20-F.

We also consent to the incorporation by reference of our report in the Registration Statements on Form S-8 (registration Nos. 33-28296, 33-91824, 333-93063, and 333-6236) pertaining to the Corporations Employee Incentive Plan and Directors Stock Option Plan.




KPMG LLP

/s/ KPMG LLP

TORONTO, CANADA
MAY 13, 2002